SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   July 27, 2007

DOL RESOURCES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Wyoming	000-51884	83-0219465
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Wachovia Financial Centre

200 S. Biscayne Blvd. 44th Floor

Suite 4450

Miami, FL 33131

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

305-677-0306

 (ISSUER TELEPHONE NUMBER)

3233 West Kingsley Road

Garland, Texas 75041

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On July 27, 2007 (the "Effective Date"), pursuant to the terms of a Stock Purchase Agreement, Jon S. Cummings, IV purchased a total of 12,751,000 shares of the issued and outstanding common stock of DOL Resources, Inc. (the "Company") from Belmont Partners, LLC for an aggregate of $200,000. The total of 12,751,000 shares represented 50.01% of the shares of outstanding common stock of the Company at the time of transfer.  Mr. Cummings used private funds to purchase the shares of the Company. As part of the acquisition, and pursuant to the Stock Purchase Agreement, the following changes to the Company's directors and officers have occurred:

▪

As of July 27, 2007 Jon S. Cummings, IV was appointed as the Company's President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary.

▪

Joseph Meuse then resigned as a member of the Company's Board of Directors and as the Company's President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary, effective July 27, 2007.

Pursuant to the change in control, the new Board of Directors of the Company has authorized an amendment to the articles of incorporation of the Company to change the name of the Company to Omega Commercial Finance Corporation and have changed the principal office of the Company to Wachovia Financial Centre, 200 S. Biscayne Blvd. 44th Floor, Suite 4450, Miami, FL 33131.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Joseph Meuse resigned as a member of the Company's Board of Directors effective as of July 27, 2007.  Joseph Meuse also resigned as the Company's President, Chief Executive Officer, and Chairman of the Board, effective July 27, 2007. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Jon S. Cummings, IV was appointed as the Company's President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary.

Mr. Jon S. Cummings IV, Chairman & President

Jon S. Cummings IV, 38 is a principal of Omega Capital Funding, Inc. Jon is responsible for the day to day operation in conjunction with the CEO, including communications to employ additional personnel in the future, such as real estate annalist, surveyors, licensed appraiser, and real estate brokers.  Additionally, he is responsible to over see the internal underwriting department to achieve the maximum value in the origination and lending of the investment proceeds. Jon graduated from Ohio University in 1994 with BS dual major in Pre-Law & History. Jon spent the major of is post gradated years working for his father’s company in the construction management and budgeting in the commercial real estate development and residential building industry. Jon had overseen an estimated one hundred plus million dollars of projects both internationally and domestically.  Currently he is the President/CEO of Omega Capital Funding LLC which specializes in underwriting commercial real estate projects for institutional capitalization organization that either co-invest, participated, joint venture, and or syndicate loans.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information
None
(c)	Exhibits.

Stock Purchase Agreement signed July 27, 2007 between Belmont Partners, LLC and Jon S. Cummings, IV.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DOL RESOURCES, INC.

Date: July 27, 2007

By: /s/ Jon S. Cummings, IV

Jon S. Cummings, IV

President

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